Exhibit 10.10

LEGACY BANCORP, INC.

DIRECTOR FEE CONTINUATION PLAN

This Plan is adopted by Legacy Bancorp, Inc. for the purpose of recognizing and rewarding Directors for services and contributions to the Legacy Banks and to Legacy Bancorp, Inc. Subject to the terms of the Plan, Directors will receive a continuing benefit from the Holding Company upon retirement or death.

PART 1. DEFINITIONS

1.1. AGGREGATE ANNUAL FEES shall mean the total of all fees for services as a Director paid by the Holding Company or the Bank to a Director during a calendar year.

1.2. AVERAGE FINAL ANNUAL FEES shall mean the average of the Aggregate Annual Fees paid to a Director for the three calendar years preceding the year of the Director’s Retirement.

1.3. BANK shall mean Legacy Bank, a Massachusetts chartered savings bank with its executive offices in Pittsfield, Massachusetts, and its successors.

1.4. BENEFICIARY shall mean the person(s) or trust designated by a Participant to receive benefits pursuant to this Plan in the event of such Participant’s death. If no Beneficiary is designated, the Beneficiary shall be the Participant’s surviving spouse, if living; otherwise the Participant’s estate shall be the Beneficiary.

1.5. CHANGE IN CONTROL. For purposes of this Plan, a “Change in Control” shall mean an event of a nature that: (i) would be required to be reported in response to Item 5.01(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (“FDIC”) at 12 C.F.R. ss. 303.4(a) with respect to the Bank and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its predecessor agency), with respect to the Holding Company, as in effect on the date of this Plan, or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

1.6. DIRECTOR(s) shall mean persons duly elected as a director of the Bank or the Holding Company, and who are not compensated employees of the Bank or the Holding Company.

1.7. EFFECTIVE DATE of the Plan shall mean                     , 2005.

1.8. HOLDING COMPANY shall mean Legacy Bancorp, Inc.

1.9. NORMAL PAYMENT DATE shall mean the later to occur of (a) the date upon which the Director attains the Minimum Retirement Age and (b) the date on which the Director ceases to serve as a Director.

1.10. MINIMUM RETIREMENT AGE shall mean the date on which the Director attains age seventy (70).

1.11. NORMAL RETIREMENT BENEFIT shall consist of five equal annual payments, each of which shall be equal in amount to the Director’s Average Final Annual Fees (determined as of the date of termination of service as a Director).

1.12. PARTICIPANT shall mean a Director who has been duly elected as such, meets the Eligibility requirements of the Plan, and has not waived participation in the Plan.

1.13. PLAN shall mean the terms, conditions and benefits provided by this document and any amendment or restatement of this document.

1.14. RETIREMENT shall mean termination of services as a Director for any reason other than death, disability or Specially-Defined Cause.

1.15. SPECIALLY-DEFINED CAUSE shall mean the Director’s deliberate dishonesty with respect to any of the Bank, the Holding Company, or any subsidiary or affiliate thereof, or conviction of a crime related to banking activity.

1.16. YEARS OF SERVICE shall mean the number of years a Participant has served as a Director or Clerk of the Bank or the Holding Company, whether before or after the Effective

Date of the Plan. Except as otherwise provided in Section 2.4, Years of Service shall include service as a director with a corporate predecessor of the Bank or the Holding Company.

PART 2. ELIGIBILITY AND BENEFITS

2.1. ELIGIBILITY. Any person who is a Director as of the Effective Date of the Plan shall be eligible to participate in the Plan immediately. Any person elected as a Director subsequent to the Effective Date of the Plan shall be eligible to participate in the Plan as of the first day of the calendar month next following the date of his election as a Director.

2.2. NORMAL RETIREMENT BENEFIT. Upon Retirement, a Participant who has either (i) completed 15 Years of Service as of the date of Retirement, or (ii) completed at least 10 Years of Service and attained Minimum Retirement Age as of the date of Retirement, shall be entitled to receive a Normal Retirement Benefit. Payment of this benefit shall commence upon termination of services.

2.3. LESS THAN 15 YEARS OF SERVICE. Upon Retirement, a Participant who has not either (i) completed at least 15 Years of Service as of the date of Retirement, or (ii) completed 10 Years of Service and attained Minimum Retirement Age as of the date of Retirement, shall receive (x) the Normal Retirement Benefit multiplied by (y) a fraction of which the numerator shall be the Director’s total Years of Service and the denominator shall be 15. Payment of this benefit shall commence upon termination of services.

2.4. LESS THAN 3 YEARS OF SERVICE. Notwithstanding any other provision of this Plan, a Participant who has not completed 3 Years of Service as of the date of Retirement shall not receive any benefit under this Plan. For purposes of this Section 2.4, the measurement of Years of Service shall include service as a director with the Bank or the Holding Company prior to the Effective Date of the Plan but shall not include service with a corporate predecessor of the Bank or the Holding Company.

2.5. BENEFITS UPON CHANGE OF CONTROL. Subject to Section 2.4, if within 3 years following a Change in Control, a Participant’s service as a Director is terminated by the Bank or the Holding Company other than for Specially-Defined Cause, or if the Director is not proposed for re-election by the nominating committee of the Bank or the Holding Company, the Participant will be entitled to receive a Normal Retirement Benefit calculated as though the Participant had completed 15 Years of Service. Payment of this benefit shall be made in a lump sum immediately upon termination of service.

2.6. DISABILITY. Subject to Section 2.4, in the event that a Participant becomes disabled prior to the Minimum Retirement Age, the Participant will be entitled to receive a Normal Retirement Benefit calculated as thought the Participant had completed fifteen Years of Service. Payment of this benefit shall commence upon termination of services, and shall be made annually. For purposes of this provision, a Participant shall be considered to be “disabled” when he is no longer capable of performing the material aspects of his Director’s duties as a result of physical and/or mental impairment. Such determination shall be made by the Board of Directors.

2.7. PRE-RETIREMENT DEATH. Subject to Section 2.4, if a Participant dies while continuing to serve as a Director of the Bank or the Holding Company, the Participant’s

Beneficiary shall be entitled to receive a Normal Retirement Benefit, calculated as if the Participant had completed fifteen Years of Service. Payment of this benefit shall commence upon the death of the Director and shall be made annually.

2.8. POST-RETIREMENT DEATH. If a Participant dies after Retirement, the Participant’s Beneficiary shall receive the remainder of any benefit payments to which the Participant was entitled under Section 2.2 or 2.3 above, as applicable. Payments shall be made annually.

2.9. TERMINATION FOR SPECIALLY-DEFINED CAUSE. Notwithstanding any other provision hereof, in the event a Participant’s service as a Director is terminated for Specially-Defined Cause, as defined herein, the Participant shall not be entitled to any benefit under this Plan.

PART 3. ADDITIONAL PROVISIONS

3.1. PLAN CONTINUATION. This Agreement shall bind the Directors and the Holding Company, their heirs, successors, personal representatives, successors and assigns.

3.2. PLAN AMENDMENT OR TERMINATION. This Plan may be amended or terminated by a two-thirds vote of all directors of the Holding Company, but any such amendment or termination shall not affect or change rights or obligations incurred up to the time of such amendment or termination.

3.3. APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

3.4 COMPLIANCE WITH 409A OF THE CODE. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts payable or benefits provided hereunder in a taxable year that is prior to the taxable year or years in which such amounts or benefits would otherwise actually be distributed, provided or otherwise made available to a Participant. This Plan shall be construed, administered, and governed in a manner consistent with this intent. Any provision that would cause any amount payable or benefit provided under this Plan to be includable in the gross income of a Participant under Section 409A(a)(1) of the Code shall have no force and effect unless and until amended to cause such amount or benefit to not be so includable (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Holding Company without the consent of Participants). In particular, to the extent a Participant becomes entitled to receive a payment or a benefit upon an event that does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in this Plan, such payment or benefit will be made or provided to the Participant on the earlier of (i) the Participant’s “separation from service” with the Bank or Holding Company (determined in accordance with Section 409A of the Code); provided however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the Participant’s date of payment shall be made on the date which is 6 months after the date of the Participant’s separation of service with the Bank or Holding Company or (ii) the Participant’s death. Any reference in this Plan to Section 409A of the Code shall also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

IN WITNESS THEREOF, the Holding Company has caused this Plan to be executed by its duly authorized officer effective as of the Effective Date.

LEGACY BANCORP, INC.

By:

Date: